EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Book it Local, Inc. (the "Company") on Form 10-K for the period ending August 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph McMurry, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 16, 2013	By:	/s/ Joseph McMurry
Joseph McMurry Principal Executive Officer and Principal Accounting Officer